SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): September 9, 2005

                             PARADIGM HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

      WYOMING                         0-9154                     83-0211506
 (State or other                   (Commission                (IRS Employer
   jurisdiction                    File Number)              Identification No.)
of incorporation)

                        2600 TOWER OAKS BLVD., SUITE 500,
                            ROCKVILLE, MARYLAND 20852
               (Address of principal executive offices) (Zip code)

                                 (301) 468-1200
                         Registrant's telephone number,
                               including area code

                            CHEYENNE RESOURCES, INC.
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 9, 2005, Paradigm Holdings issued a press release announcing the appointment of Richard P. Sawchak as Vice President and Chief Financial Officer, effective September 19, 2005. Mr. Sawchak replaces Mark Serway, who resigned effective August 15, 2005,

Mr. Sawchak has extensive experience in financial management, corporate financing and executing and integrating acquisitions in a public company environment. From September 2003 to September 2005, he served as Director of Global Financial Planning & Analysis at GXS, Inc. At GXS, he was responsible for managing a global finance organization focused on improving business performance. From August 2000 to August 2003, he was the Director of Finance and Investor Relations at Multilink Technology Corporation. He was instrumental in the company's successful IPO and eventual sale at a premium. Mr. Sawchak has also held senior management positions at Lucent Technologies, Inc. and graduated in the top of his class from Lucent's financial leadership program. He holds a Master's Degree from Babson College and a Bachelor's Degree in Finance from Boston College, where he graduated Summa Cum Laude.

      (c) Exhibits

      Exhibit No.       Exhibit
      -----------       -------
      99.1              Press Release dated September 9, 2005 announcing
                        appointment of Mr. Richard P. Sawchak As Vice President and Chief Financial Officer

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2005          PARADIGM HOLDINGS, INC.

                                 By: /s/ Raymond A. Huger
                                     ----------------------------------------
                                 Name:  Raymond A. Huger
                                 Title: President and Chief Executive Officer